AMENDMENT

TO

RESEARCH AGREEMENT

THIS AMENDMENT TO THE RESEARCH AGREEMENT (this “Amendment”), dated as of June 11, 2012, is by and among the University of Waterloo (“Waterloo”), located in the town of Waterloo and the Province of Ontario, N2L 3G1, of the country of Canada, Dr. John E. Thompson (“Thompson”), of the University of Waterloo, and Senesco, Inc. (“Senesco”), a New Jersey corporation located at 721 Route 202/206, Suite 130, Bridgewater, New Jersey 08807, U.S.A.

WHEREAS, Waterloo, Thompson and Senesco entered into the Research Agreement effective as of September 1, 1998, as such has been amended from time to time (the “Agreement”); and

WHEREAS, Waterloo, Thompson and Senesco wish to revise the Agreement to clarify the scope of services provided by Waterloo and Thompson to Senesco thereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good, valuable and sufficient consideration, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not otherwise defined or amended in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.           Definition of Confidential Information. Section B of the definition of Confidential Information is hereby amended and restated in its entirety as set forth below:

“B.           Any and all discoveries, inventions, conceived inventions and know-how, whether or not patentable, and whether or not reduced to practice, including without limitation any and all biological isolates, compositions of matter, methods of processes, test data, findings, designs, machines, devices, apparatus, manufactures, and any improvements and/or any utility for the foregoing, which are made, conceived, discovered or developed by Waterloo or Thompson, whether alone or in conjunction with others, which arise in any way from, during or as a result of the performance of Waterloo’s or Thompson’s services to Senesco under this Agreement, including, but not limited to services provided prior to the date of this Agreement, but as of the effective date hereof, information about which has not been publicly disclosed. Such information may or may not be protectable in the form of a patent, a copyright or as a trade secret.”

3.           Definition of Employee. The definition of Employee is hereby amended and restated in its entirety as set forth below:

““Employee” means an employee of Waterloo involved either directly or indirectly with the performance of Waterloo’s or Thompson’s services to Senesco under this Agreement.”

4.           Definition of Scope of Work. The definition of Scope of Work is hereby deleted in its entirety.

5.           Definition of Technology and Inventions. The definition of Technology and Inventions is hereby amended and restated in its entirety as set forth below:

““Technology and Inventions” shall mean any and all discoveries, inventions, conceived inventions and know-how, whether or not patentable, and whether or not reduced to practice, including any and all biological isolates, compositions of matter, methods or processes, test data, findings, designs, machines, devices, apparatus, manufactures, and any improvements, and/or any utility for the foregoing, which are made, conceived, discovered or developed by Waterloo, whether alone or in conjunction with others, which arise in any way from, during or as a result of the performance of Waterloo’s and Thompson’s services to Senesco under this Agreement. Such Technology and Inventions may or may not be protectable in the form of a patent, a copyright or as a trade secret.”

6.           Article II of the Agreement. Article II of the Agreement is hereby amended and restated in its entirety as set forth below:

“ARTICLE II. SCOPE OF SERVICES.

Waterloo shall perform research to enhance the Intellectual Property rights of Senesco with respect to the use of eukaryotic translation initiation Factor 5A, or Factor 5A, deoxyhypusine synthase, or DHS, and Lipase platforms for agricultural and human health applications, including, but not limited to, in accordance with the protocol entitled “Regulation of Post-Harvest Development by Altering the Expression of Senescence-Induced Lipase”, which is attached hereto and incorporated herein as Exhibit A. In providing the services set forth in this Agreement, the University of Waterloo shall provide Senesco access to the facilities and personnel set forth on Exhibit A hereto (the “Resources”), and to the extent the Resources are amended or modified without Senesco’s prior written consent, Senesco shall be relieved of its payment obligations set forth in Article IV hereof that may be due after the date of such unauthorized amendment or modification.”

7.           Article III of the Agreement. Article III of the Agreement is hereby amended and restated in its entirety as set forth below:

“The Agreement shall have a term of one (1) year from the date hereof, and shall automatically renew for successive one (1) year-period unless terminated by either party by giving 180 days prior written notice of termination.”

8.           Article IV, Section B of the Agreement. Article IV, Section B of the Agreement is hereby amended and restated in its entirety as set forth below:

“B.           INTENTIONALLY OMITTED”

9.           Article IV, Section C of the Agreement. Article IV, Section C of the Agreement is hereby amended and restated in its entirety as set forth below:

“C.           Payments shall be sent to: University of Waterloo (Attn: Finance Department – ECH), 200 University Avenue West, Waterloo, ON N2L 3G1 – Canada.”

10.          Article IV, Section D of the Agreement. Article IV, Section D of the Agreement is hereby amended and restated in its entirety as set forth below:

“D.           Invoices to Senesco shall be sent to: Mr. Joel Brooks, Chief Financial Officer, Treasurer and Secretary, Senesco Technologies, Inc., 721 Route 202/206, Suite 130, Bridgewater, New Jersey 08807, U.S.A.”

11.          Article V, Section A of the Agreement. The first sentence of Article V, Section A is hereby replaced with the following:

“Waterloo’s and Thompson’s relationships to Senesco in the performance of this Agreement are those of independent contractors.”

12.          Article VII, Section A of the Agreement. Article VII, Section A of the Agreement is hereby amended by deleting the words “within the Scope of Work”.

13.          Article IX, Section B of the Agreement. Article IX, Section B of the Agreement is hereby amended by replacing the word “Protocol” with the words “services hereunder”.

14.          Article X, Section A of the Agreement. Article X, Section A of the Agreement is hereby amended by replacing the words “set forth in the Protocol” with the words “of this Agreement”.

15.          Article X, Section B of the Agreement. Article X, Section B of the Agreement is hereby amended and restated in its entirety as set forth below:

“B.           The scope of noncompetition shall include research and development related to the use of Factor 5A, DHS or Lipase platforms for agricultural and human health applications.”

16.          Article XI, Section B of the Agreement. Article XI, Section B of the Agreement is hereby amended by replacing the word “Protocol” with the word “services”.

17.          Article XX of the Agreement. Article XX of the Agreement is hereby amended by replacing the contact information for Senesco with the following:

Joel Brooks, Chief Financial Officer, Treasurer and Secretary

Senesco Technologies, Inc.

721 Route 202/206, Suite 130

Bridgewater, New Jersey 08807, U.S.A.

Telephone: (908) 864-4444

18.          Article XX of the Agreement. Article XX of the Agreement is hereby amended by replacing the contact information for Waterloo with the following:

Judy Brown
Senior Manager - Contracts Research & Industrial Grants
Office of Research, Needles Hall Room 1043
University of Waterloo
200 University Ave W
Waterloo, ON N2L 3G1
Phone: 519-888-4567 X32022
Fax: 519-746-7151
Email: jabrown@uwaterloo.ca

19.          Effect on Agreement. Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

20.          Counterparts. This Amendment may be executed by facsimile or “.pdf” file and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the date first written above.

SENESCO, INC.		THE UNIVERSITY OF WATERLOO

By:	/s/ Leslie J. Browne, Ph.D.	By:	/s/ George Dixon
Name:	Leslie J. Browne, Ph.D.	Name:	George Dixon
Title:	President	Title:	Vice President - University Research
Date:		Date:

/s/ Dr. John E. Thompson
Dr. John E. Thompson
Date:

Exhibit A

In order to perform the required research needed for the collaboration between the University of Waterloo and Senesco Technologies, Inc. the following personnel, equipment and laboratory space is necessary.

Key Personnel:	Additional Personnel
Dr. John Thompson	3-4 Advanced Degreed Scientists
Catherine Taylor

Laboratory Facility

At least 1,300 sq. ft. meeting Standard Building/Laboratory Codes

Equipment (excluding small equipment like glassware and pro-pipettes)

•	Bio-safety cabinet

•	2 CO2 chambers

•	3 Cryogen storage units

•	3 Microfuges

•	1 Bench top centrifuge

•	1 Ultracentrifuge

•	1 Sorvall centrifuge

•	2 PCR machines

•	4 Power supplies

•	4 Agarose gel electrophoresis units

•	6 SDS-PAGE Biorad electrophoresis units

•	2 Gel transfer units

•	Microwave oven

•	Laminar Flow hood

•	Bacterial growth chamber

•	Hybridization oven

•	2 Large shakers

•	Sonicator

•	2 pH meters

•	1 Sartorius tare balance

•	1 Analytical balance

•	3 Orbital shakers

•	2 Glassware driers

•	Solvent storage cabinet

•	8 Refrigerators//freezers

•	-80 degree freezer

•	7 computers

•	3 Baxa pumps

•	1 Delli cold room

•	Spectrophotometer

•	3 Water baths

•	2 Light microscopes